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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated February 23, 2001 on the audited consolidated financial statements of Westport Resources Corporation and our report dated June 15, 2000 on the audited statements of revenues and direct operating expenses for the EPGC Properties and to all references to our Firm included in this Form 8-K.

                                               /s/ Arthur Andersen LLP





Denver, Colorado,
  August 24, 2001